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                                                                    EXHIBIT 99.2

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

                                 INCENTIVE STOCK
                                OPTION AGREEMENT

      This Stock Option Agreement ("Option Agreement") is by and between Spike Technologies, Inc., a California corporation (hereinafter referred to as the "Company") and the "Optionee" identified below. The terms and conditions of this Option Agreement are subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company. The Plan is hereby incorporated by reference and attached hereto as Exhibit 3, as may be amended from time to time in accordance with the provisions of the Plan.

1. PRINCIPAL TERMS. The principal terms and conditions of this Option Agreement are summarized below, subject to the more detailed provisions set forth elsewhere in this Option Agreement:

      A.    GRANT DATE. The "Grant Date" is __________________.

      B.    OPTIONEE. The "Optionee" _______________________.

      C. OPTION SHARES. The Company hereby grants to Optionee an Option to purchase ________ shares of Common Stock (the "Shares"), subject to the terms and conditions of this Option Agreement and the Plan.

      D. EXERCISE PRICE. The exercise price is U.S. $0.46 for each share of Common Stock, which price is not less than the fair market value per share of Common Stock on the Grant Date, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations immediately before the Grant Date, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the Grant Date as determined by the Board.

      E. TERM. The term of this Option commences on the Grant Date and shall terminate ten (10) years from the ---- Grant Date. In no event may this Option be exercised more than ten (10) years from the Grant Date, and this Option may be exercised during such term only in accordance with the Plan and the terms of this Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, is an employee and owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the

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Company or any parent or subsidiary ("Control Person"), the term of the Option shall be no more than five (5) years from the Grant Date.

      F. VESTING/EXERCISE.

            i. "Vested" shares are the only Shares that Optionee may purchase hereunder. As of the Grant Date, zero (0) Shares are Vested Shares. The remaining balance of the Shares shall vest as set forth on Exhibit 1 attached hereto and incorporated herein by reference (provided, however, that in no event shall all such Option Shares vest at a rate less than twenty percent (20%) per year; the Option shall be exercised pursuant to the terms of Section 3 below only as to whole shares; no fractional shares may be purchased).

            ii. In the event of Optionee's termination, disability or death, the exercise rights of Optionee are also subject to Section 9 (termination), Section 10 (disability), and Section 11 (death).

            iii. In no event may this Option as an Incentive Stock Option become exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year. All such shares in excess of the $100,000 limit shall automatically become shares covered by non-statutory stock options.

2. NATURE OF THE OPTION. If Optionee is an employee of the Company, this Option is intended to qualify as an Incentive Stock Option. If Optionee is a consultant of the Company or the provisions of this Option Agreement or the Plan fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended (the "Code"), this Option shall be deemed a Nonstatutory Stock Option. It is the intention of the Company, however, that the provisions of this Option Agreement and the Plan qualify for Incentive Stock Option treatment under the Code with respect to Optionees who are employees of the Company.

3. METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached as Exhibit 2. The Notice of Exercise shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect

                                       2
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to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

      No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

4. INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company the following:

      A. Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

      B. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      C. Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

      D. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain conditions specified by Rule 144, including among other things: (i) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (ii) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this
Section 4.D, the Optionee acknowledges and agrees to the restrictions set forth in Section 4.E.

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            In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

      E. In the event of the Company's subsequent underwritten public offering of the Company's securities, Optionee agrees:

         i. not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (except traded shares Optionee purchased in the open market and those shares included in the registration) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and

         ii. to execute any agreement reflecting Section 4.E.i above as may be requested by the underwriters at the time of the public offering.

5. METHOD OF PAYMENT. Payment of the purchase price shall be made in U.S. Dollars by check or money order; provided that the Company shall have no obligation to issue the shares until the funds are cleared by the bank or financial institution where the deposit is made.

6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rale under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. SHARE REPURCHASE OPTION. In the event the Optionee's employment with the Company is terminated for any reason, with or without cause, or if the Optionee or the Optionee's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of any Shares acquired upon exercise of the Option, the Company shall have the right to reacquire the Shares under the terms and subject to the conditions set forth in this Section 7.

      A. EXERCISE OF SHARE REPURCHASE OPTION. Except as provided in Section 7.D below, if the employment of the Optionee is terminated for any reason, the Company may exercise the Share Repurchase Option by written notice to the Optionee or the Optionee's legal representative within ninety (90) days after such termination or after the Company has received actual notice of exercise of Option by the Optionee, whichever is later.

                                       4
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      B. PAYMENT FOR SHARES AND RETURN OF SHARES. Payment by the Company to the
Optionee or the Optionee's legal representative shall be made in cash within thirty (30) days after the date of the mailing of the written notice of exercise of the Share Repurchase Option and receipt of the Optionee's Option Share certificate(s); provided, however, that for payments above $5,000, the Company, at its election, may pay in twelve (12) equal installments over a twelve (12) month period. For purposes of the foregoing, cancellation of any promissory note of the Optionee of the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. The repurchase price per Option Share being purchased by the Company shall be the fair market value of the Shares as determined by the Board as of the date of the event giving rise to the Share Repurchase Option; provided,however, if the employment of the Optionee is terminated because of a Discharge for Cause or if the Optionee or the Optionee's legal representative has attempted to dispose of any Option Shares other than as allowed in this Agreement, the repurchase price per Option Share being purchased by the Company shall be an amount equal to the lesser of (i) the Optionee's original cost per Option Share or (ii) the fair market value of the Shares as determined by the Board as of the date of the event giving rise to the Share Repurchase Option.

      C. EARLY TERMINATION OF SHARE REPURCHASE OPTION. The other provisions of
Section 7 notwithstanding, the Share Repurchase Option shall terminate and be of no further force and effect upon the existence of a Public Market.

      D. TRANSFERS NOT SUBJECT TO THE SHARE REPURCHASE OPTION. The Unvested Share Repurchase Option shall not apply to a transfer to the Optionee's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing (in a form satisfactory to the Board) to take the stock subject to all the terms and conditions of this Section 7 providing for an Share Repurchase Option with respect to any subsequent transfer.

      E. LEGENDS. The Company may place a legend or legends referencing the Share Repurchase Option on any shares subject to the Share Repurchase Option.

      F. ASSIGNMENT OF SHARE REPURCHASE OPTION. In the event the Company is unable to exercise the Share Repurchase Option pursuant to the provisions of
Section 500, et seq. of the California Corporations Code, or the corresponding provisions of other applicable law, the Company shall have the right to assign the Share Repurchase Option to one or more persons as may be selected by the Board; provided, however, that the assignee must pay the Company cash equal to any difference between the repurchase purchase price and the fair market value of the Option Shares in question if the fair market value is greater than the repurchase price.

8. RIGHT OF FIRST REFUSAL. In the event the Optionee proposes to sell, pledge or otherwise transfer any Vested Shares (the "Transfer Shares"), the Company shall have the right to reacquire the Transfer Shares under the terms and subject to the conditions set forth in this Section 8 (the "Right of First Refusal").

      A. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the "Transfer Notice") to the

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Company describing fully the proposed transfer, including the number of Transfer
Shares, the name and address of the proposed transferee (the "Proposed Transferee"), and if the transfer is voluntary, the proposed transfer price. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the proposed Transferee subject only to the Right of First Refusal.

      B. BONA FIDE TRANSFER. Within fourteen (14) business days after receipt of the Transfer Notice, the Board shall determine the bona fide nature of the proposed voluntary transfer and give the Optionee written notice of the Board's determination. If the proposed transfer is not deemed to be bona fide, the Optionee shall be responsible for providing additional information to the Board to show the bona fide nature of the proposed transfer. The Board shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Board) that the Transfer Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Transfer Notice fully and accurately sets forth the consideration actually paid for the Transfer Shares that the Proposed Transferee was willing to pay.

      C. EXERCISE OF THE RIGHT OF FIRST REFUSAL. In the event the proposed transfer is deemed to be bona fide, the Company shall have the right to purchase all or none of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. If the Board has reasonably requested additional assurances of the bona fide nature of the proposed transfer, the period for the Company's exercise of its Right of First Refusal shall be extended for a period ending five (5) business days after the Company has received such additional assurances. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice; provided, however, in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Board. For purposes of the foregoing, cancellation of any promissory note from the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. If no price is specified in the Transfer Notice, then the purchase price shall be the fair market value of the Transfer Shares as determined by the Board in good faith.

      D. FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise in full the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company, the Optionee may, not later-than sixty (60) days after delivery to the Company of the Transfer Notice (and any extensions thereof), conclude a transfer to the Proposed Transferee of the Transfer Shares not purchased by the Company on the terms and conditions described in the Transfer Notice. The Board shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Board) that the transfer of the Transfer Shares was actually carried out on the terms and

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conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Board has received such assurances, if so demanded, and has approved the proposed transfer as bona fide, pursuant to Section 8.C above. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 8.

      E. TRANSFEREE OF THE TRANSFER SHARES. Any transferee of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this Section 8 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Option Shares shall be void unless the provisions of this Section 8 are met.

      F. EARLY TERMINATION OF THE RIGHT OF FIRST REFUSAL. The other provisions of this Section 8 notwithstanding, the Right of First refusal shall terminate, and be of no further force and effect upon the existence of a Public Market.

      G. TRANSFERS NOT SUBJECT TO THE RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to a transfer to the Optionee's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the stock subject to all the terms of this Section 8 providing for a Right of First Refusal with respect to any subsequent transfer.

      H. LEGENDS. The Company may place a legend or legends referencing the Right of First Refusal on any Option Shares subject to the Right of First Refusal.

      I. ASSIGNMENT OF THE RIGHT OF FIRST REFUSAL. In the event the Company is unable to exercise the Right of First Refusal pursuant to the provisions of section 500 et. seg. of the California Corporations Code, or the corresponding provisions of any other applicable law, the Company shall have the right to assign the Right of First Refusal to one or more persons as may be selected by the Board; provided, however, that the assignee must pay the Company cash equal to any difference between the repurchase purchase price and the fair market value of the Option Shares in question if the fair market value is greater than the purchase price.

9.    TERMINATION OF STATUS AS AN EMPLOYEE.

      In the event of termination of Optionee's Continuous Status as an Employee, Optionee shall have only two month after such termination date (but not later than expiration of the option term) to exercise this Option and then the exercise can be only to the extent that Optionee was entitled to exercise it at the date of such termination (i.e. vested Options). To the extent that Optionee was not entitled to exercise this Option at the date of such termination, this Option shall terminate as to those "non-vested" Shares and the non-vested Shares, if any, shall be forfeited to the Plan. To the extent Optionee does not exercise this Option timely, then any unexercised option shares, if any, shall be forfeited to the Plan.

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10.   DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e) (3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the Term of this Option as set forth in Section 1 .E hereof), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate and all unexercised option shares, if any, shall be forfeited to the Plan.

11.   DEATH OF OPTIONEE. In the event of the death of Optionee:

      A. During the term of this Option while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the Grant Date of this Option, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section l.E hereof), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death.

      B. Within two months after the termination of Optionee's Continuous Status as an Employee or Consultant for a reason other than death, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 1 .E hereof), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

12. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

13. EARLY DISPOSITION OF STOCK. If Optionee is an employee, Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the excess of (i) the lower of the fair market value of the Shares at the date of disposition or the fair market value of the Shares at the Grant Date over (ii) the price paid for the Shares. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% control person (defined in Section l.E hereof) or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred. Any gain recognized on such a premature sale of the Shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will generally be treated as long-term capital gain.

14. TAXATION UPON EXERCISE OF OPTION. If Optionee is a consultant, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If Optionee is an employee and this Option is an Incentive Stock Option, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for purposes of the alternative minimum tax in amount equal to the excess of the then fair market value of the Shares over the exercise price.

15. TAX CONSEQUENCES. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Optionee hereby authorizes the company to make appropriate arrangements for any withholding of tax liability which may be required under applicable law in connection with the grant or exercise of this Option.

16. PARTIES' SIGNATURES - DUPLICATE ORIGINALS. This Option Agreement between the parties identified in Section 1 hereof shall be signed in two duplicate originals as follows:

      A. The Company shall sign two (2) duplicate originals of the "Company's Signature Page" for this Option Agreement.

      B. The Optionee shall sign two (2) duplicate originals of the "Optionee's Signature Page" for this Option Agreement together, where applicable, with Optionee's spouse.

      C. One complete duplicate original of this Option Agreement, (complete with one company signature page and one Optionee signature page) will be given to the Company and the other to Optionee.

Executed on behalf of the Company to be effective on the date first set forth above.

__________________________________
Nikhil Modi
President & CEO

LIST OF EXHIBITS:

1.    Vesting Schedule

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2.    Form of Notice of Exercise

3.    Copy of Company's 1998 Stock Option Plan

                           ACKNOWLEDGEMENT BY OPTIONEE

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 1(F) HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan (a copy of which is annexed hereto as Exhibit 3) represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

This Acknowledgement is executed by Optionee this _______ day of _____________, 200___, to be considered effective as of the Grant Date of the Option.

OPTIONEE                                    Residence:

NAME:______________________________         ____________________________________
                                                    (Street)

                                            ____________________________________
                                            (City, State, Zip)

Please also complete the following (if applicable):

The undersigned, being the spouse of the above-named Optionee, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the Option Agreement (including this page), and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joiner of the undersigned may be necessary.

OPTIONEE'S                                 SPOUSE

_________________________________          _____________________________________
Signature                                  Print Name

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                                    EXHIBIT 1

                                VESTING SCHEDULE

Optionee:                   ______________________

TOTAL NUMBER OF SHARES:     ______________________

 INCENTIVE STOCK OPTION SHARES:

      Number of Shares:      ___________________________
      Price per Share:       $0.46

      Initially 25 % of the options shall vest on _________________. Thereafter, the remaining 75% of the options shall vest at the end of each month, at the rate of 2.0833% per month.

NON-QUALIFIED OPTION SHARES:

      Number of Shares: 0
      Price per Share:  N/A

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

                                    EXHIBIT 2

                          FORM OF NOTICE OF EXERCISE OF
                                  STOCK OPTION

DATE:       ______________________________________

TO:         SPIKE TECHNOLOGIES, INC.
            698 Gibraltar Court
            Milpitas, CA 95035 U.S.A.

FROM:       ______________________________________("Optionee")

RE:      Exercise of Stock Option By Optionee Named Above

In accordance with the terms of my Stock Option Agreement dated
_____________________, 19____, I hereby exercise my option to purchase _________
Shares at $__________ per share (total exercise price of $_________), effective today. The option price and vested amount is in accordance with the provisions of my aforementioned Stock Option Agreement.

Unless a different form of payment is agreed to by the parties, attached is a check, in U.S. Dollars, payable to ________________________ for the total exercise price of the Shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

Please prepare the stock certificate in the following name(s). (Note, if the stock is to be registered in a name other than Optionee's name, the Company's approval for said other person's ownership is required,

                             ____________________________
                             ____________________________
                             ____________________________

Sincerely,

____________________________
(Signature)

____________________________
(Print or Type Name)

Letter and consideration received by Company on _________________, 200__.

By: ________________________________

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

                                    EXHIBIT 3

                            SPIKE TECHNOLOGIES, INC.
                             1998 STOCK OPTION PLAN

Acknowledgment:

By signing below, Optionee acknowledges receipt of 1998 Stock Option Plan from the Company.

____________________________
NAME: [PRINT NAME]

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